Exhibit 99.2

NetApp Q1 2013 Earnings Results Supplemental Commentary August 15, 2012

This supplemental commentary is provided concurrently with our earnings press release to allow for additional time to review and analyze supplemental data prior to the company’s earnings call. This information will not be read during the live call.

Safe Harbor Statement
These prepared remarks contain forward-looking statements and projections that involve risk and uncertainty, including the statements under the Q2 FY13 Outlook section regarding our forecasts for the second quarter of fiscal year 2013. Actual results may differ materially from our statements and projections for a variety of reasons, including general economic and market conditions, and matters specific to our business such as customer demand for and acceptance of our products and services. These and other equally important factors are described in reports and documents we file from time to time with the Securities and Exchange Commission (SEC), including the factors described under the sections titled “Risk Factors” in our most recently submitted Annual and Quarterly Reports on Forms 10-K and 10-Q, respectively. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

All numbers herein are stated in accordance with U.S. Generally Accepted Accounting Principles (GAAP) unless indicated otherwise. To see the reconciling items between the non-GAAP and GAAP financial information, refer to the tables at the end of this document, as well as in our press release and on our website.

Q1 Fiscal Year 2013

Revenue
	Q1 FY13 Revenue	% of Q1 FY13 Net Revenue	Sequential Change1	Year/Year Change1
Product Revenue	$898M	62%	-23%	-7%
Software Entitlements & Maintenance	$219M	15%	3%	10%
Service	$328M	23%	1%	11%
Net Revenue	$1,445M	100%	-15%	-1%

Net revenue for the first quarter was $1,445 million, a decrease of 15% sequentially and 1% year over year. Foreign currency fluctuations2 had an unfavorable impact of half a percentage point sequentially and one and a half percentage points on a year over year basis.

Product revenue was $898 million, a decline of 23% sequentially and 7% year over year.  Product revenue was 62% of net revenue in Q1, down from 68% in the prior quarter.

Revenue from software entitlements and maintenance (SEM), which is a deferred revenue element and recognized over the related contract period, was $219 million or 15% of revenue. SEM revenue grew 3% sequentially and 10% year over year.

Service revenue was $328 million, an increase of 1% sequentially and 11% year over year. Service revenue was 23% of net revenue in the first quarter, up from 19% in the fourth quarter.
●	Revenue from hardware maintenance support contracts, which is also a deferred revenue element, comprised 71% of our service revenue this quarter and increased 4% sequentially and 14% year over year.
●	Professional services revenue declined 4% from the prior quarter while growing 5% year over year.

_______________________________________________________
1 Sequential and year over year calculations are based upon prior results which can be found at investors.netapp.com

2 Foreign currency effects represent the changes in the average foreign exchange rates between the current period and the respective comparable period (or, in the case of deferred revenue, the exchange rate in effect when the transaction was invoiced), less current period net gains or losses on revenue hedging activities.

Branded and OEM Revenue
	Q1 FY13 Revenue	% of Q1 FY13 Net Revenue	Sequential Change1	Year/Year Change1
Branded Revenue	$1,236M	86%	-18%	-1%
OEM Revenue	$209M	14%	3%	-2%
Net Revenue	$1,445M	100%	-15%	-1%

Branded revenue includes revenue from all products and services sold directly by us or our partners under the NetApp brand, including NetApp branded E-Series products and solutions. Our OEM revenue comprises revenue from the sale of our products by other companies under their brands and includes revenue from IBM, Fujitsu, and other E-Series OEM relationships.

Gross Margin
	Q1 FY13	Q4 FY12	Q1 FY12
Non-GAAP Gross Margin	60.3%	59.6%	63.2%
Product	51.4%	52.9%	56.8%
S/W Entitlements & Maintenance	97.0%	96.8%	97.3%
Services	60.3%	59.2%	61.0%

Operating Expenses
	Q1 FY13	Q4 FY12	Q1 FY12
Non-GAAP Operating Expenses	$691M	$709M	$652M

Non-GAAP operating expenses of $691 million declined 3% from Q4 and grew 6% year over year. Q1 non-GAAP operating expenses were 48% of net revenue, compared to 42% in Q4.

Our global headcount increased to approximately 12,450 at the end of Q1.

GAAP operating expenses included $72 million in stock-based compensation, up from $55 million in Q4, and $7 million in amortization of intangible assets.

Income from Operations, Other Income & Effective Tax Rate
	Q1 FY13	Q4 FY12	Q1 FY12
Non-GAAP Income from Operations	$181M	$305M	$269M
% of Net Revenue	12.5%	17.9%	18.4%
Non-GAAP Other Income, Net	$8M	$7M	$5M
Non-GAAP Income Before Income Taxes	$189M	$312M	$273M
Non-GAAP Effective Tax Rate	17.3%	19.0%	18.7%

Non-GAAP income from operations was $181 million, a decrease of 41% sequentially and 33% year over year. Non-GAAP operating margin was 12.5% of Q1 net revenue.

Non-GAAP other income, net was $8 million.  GAAP other expenses, net includes approximately $14 million of non-cash interest expense associated with our convertible notes.

Non-GAAP income before income taxes was $189 million, or 13.1% of net revenue in Q1, compared to 18.3% of net revenue in the prior quarter and 18.7% of net revenue in Q1 last year. Our non-GAAP effective tax rate was 17.3%.

Net Income
	Q1 FY13	Q4 FY12	Q1 FY12
Non-GAAP Net Income	$156M	$252M	$222M
Weighted Average Common Shares Outstanding, diluted	371M	382M	406M
Non-GAAP Net Income per Share, diluted	$0.42	$0.66	$0.55

Non-GAAP net income was $156 million, or $0.42 per share. GAAP net income was $64 million, or $0.17 per share. Our diluted share count was 371 million shares, a decrease of 11 million shares from the prior quarter.

Impact of Convertible Note Transaction on Share Count
	Q1 FY13	Q4 FY12	Q1 FY12
Convertible Notes3	0.2M	10M	15M
Warrants	--	1M	8M

For Q1, diluted share count was approximately 371 million, lower than our previous guidance of approximately 380 million. With an average share price of $31.97 during our first quarter, the convertible notes had a less dilutive impact on our share count than expected. Since the average stock price was below the $41.28 conversion price of the warrants, there was no share count impact from warrants this quarter.

Whenever the average quarterly share price is above the notes’ $31.85 conversion price, our convertible notes will have a dilutive impact on our net income per share. We expect the dilutive effect from the notes will ultimately be 80% hedged, although the hedge will not be reflected in our share count until the notes are converted or mature in June 2013, as the hedge is considered anti-dilutive under GAAP. If the notes had been converted in Q1, the hedge would have reduced our share count by approximately 160 thousand shares.  Unlike the notes, the warrants are not hedged and are dilutive whenever the average quarterly stock price is above $41.28.

Select Balance Sheet Items
	Q1 FY13	Q4 FY12	Q1 FY12
Cash, Cash Equivalents & Investments	$5.44B	$5.40B	$4.71B
Deferred Revenue	$2.77B	$2.82B	$2.38B
DSO (days)4	37	44	37
Inventory Turns5	11.3	17.0	15.5

Cash, cash equivalents and short-term investments was $5.44 billion at the end of Q1, an increase of $43 million from Q4. This growth represents an increase of 1% sequentially and 15% year over year. Of our cash, cash equivalents and investment balance, 47% was held in the U.S. Our balance sheet reflects a total deferred revenue balance of $2.77 billion, a decrease of 2% sequentially and an increase of 16% year over year.

_____________________________________________________________
3 80% hedged on maturity or conversion of the convertible notes.

4 Days sales outstanding are defined as accounts receivable net divided by net revenue, multiplied by the number of days in the quarter.

5 Inventory turns are defined as annualized non-GAAP cost of revenues divided by net inventories.

Select Cash Flow Statement Items
	Q1 FY13	Q4 FY12	Q1 FY12
Net Cash Provided by Operating Activities	$229M	$583M	$241M
Purchases of Property and Equipment	$62M	$124M	$98M
Free Cash Flow6	$167M	$458M	$142M
Free Cash Flow as % of Total Revenue	12%	27%	10%

Net cash provided by operating activities was $229 million, down 61% sequentially and 5% year over year. Capital expenditures were $62 million, a decline of 50% from last quarter. Free cash flow totaled $167 million or 12% of revenue.

Q2 FY13 Outlook
Q2 FY13 Outlook
Revenue	$1.5 - $1.6B 4% to 11% sequential growth 0% to 6% year over year growth
Share Count	Approximately 370M
Non-GAAP Net Income per Share, Diluted	$0.45 - $0.50
GAAP Net Income per Share, Diluted	$0.23 - $0.28

This forecast is based on current business expectations and market conditions and continued uncertainty in the macroeconomic environment. Dilutive share count includes the impact of our convertible notes and warrants, calculated based upon our average stock price of $32.44 for the first 10 days of our second quarter. We estimate share count for the second quarter of fiscal year 2013 will decrease to approximately 370 million shares, including an estimated 700 thousand shares from the Company’s outstanding convertible notes. Share count does not include the Company’s outstanding note hedge that is expected to offset 80% of the dilution from the convertible notes at maturity or conversion, which would offset approximately 560 thousand shares if the conversion or maturity were to occur in the second quarter.

6 Free cash flow is a non-GAAP financial measure, and is defined as net cash provided by operating activities less purchases of property and equipment.

Other Business Metrics

Geographic Mix
	% of Q1 FY13 Revenue	Q1 FY13 Revenue	Year/Year Change
Americas	55%	$801M	-2%
Americas Commercial	42%	$600M	-3%
U.S. Public Sector	14%	$201M	3%
EMEA	30%	$439M	-4%
Asia Pacific	14%	$204M	9%

Americas contributed $801 million or 55% of revenue, a decline of 17% sequentially and 2% year over year. The Americas includes U.S. commercial sector and U.S. public sector. The U.S. commercial sector contributed $600 million or 42% of revenue, a decrease of 16% sequentially and 3% year over year. The U.S. public sector generated $201 million or 14% of revenue, a decrease of 20% sequentially and an increase of 3% year over year. EMEA contributed $439 million or 30% of total revenue, down 16% sequentially and 4% year over year. Asia Pacific generated $204 million or 14% of revenue, decreasing 3% from the prior quarter while growing 9% year over year.

Starting in fiscal 2013, we are now reporting our healthcare customer revenue in the U.S. public sector. Previously healthcare was reported as part of the U.S. commercial sector. The year over year growth numbers in the above table include the recast numbers for comparable periods of the prior year. See the table below for the detailed information on the fiscal 2012 Americas revenue recast.

Fiscal 2012 Americas Revenue Recast
	Q1 FY12		Q2 FY12		Q3 FY12		Q4 FY12		FY12
Americas	$813M		$897M		$854M		$966M		$3,530M
Americas Commercial as Reported	$645M		$635M		$705M		$751M		$2,736M
Healthcare	$(27M	)	$(29M	)	$(27M	)	$(38M	)	$(121M	)
Americas Commercial As Recast	$618M		$606M		$678M		$713M		$2,615M
U.S. Public Sector as Reported	$168M		$262M		$149M		$215M		$794M
Healthcare	$27M		$29M		$27M		$38M		$121M
U.S. Public Sector as Recast	$195M		$291M		$176M		$253M		$915M

Pathways Mix
	% of Q1 FY13 Revenue	% of Q4 FY12 Revenue	% of Q1 FY12 Revenue
Direct	22%	21%	24%
Indirect Pathways	78%	79%	76%
Arrow	16%	18%	15%
Avnet	14%	13%	11%
OEM Customers	14%	12%	15%

Direct revenue was 22% of Q1 revenue, a decrease of 14% sequentially and 12% year over year. Indirect pathways represented 78% of this quarter’s revenue, a decrease of 16% sequentially and an increase of 3% year over year.

Within the indirect pathways, Arrow accounted for 16% of Q1 revenues and Avnet contributed 14% of this quarter’s revenue. Revenue from OEM customers, including IBM, Fujitsu, and other E-Series OEM customers, was 14% of net revenue.

Capacity Trends
(in Petabytes)	Q1 FY12	Q2 FY12	Q3 FY12	Q4 FY12	Q1 FY13
Fibre Channel	76	61	69	54	29
ATA	493	543	622	626	484
SAS	190	262	315	481	277
Total	759	866	1,006	1,161	790

For the first quarter, we shipped 790 petabytes of storage, a decrease of 32% over Q4 levels and an increase of 4% year over year.

Additional Information

For more detailed information about our solutions, corporate strategy and our go-to-market initiatives, please visit our website at http://investors.netapp.com

NetApp Usage of Non-GAAP Financials

The Company refers to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding the Company's ongoing operational performance. Non-GAAP net income excludes the amortization of intangible assets, stock-based compensation expenses, acquisition related income and expenses, restructuring and other charges, asset impairments, non-cash interest expense associated with our convertible debt, net losses or gains on investments, and our GAAP tax provision, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. We have excluded these items in order to enhance investors’ understanding of our ongoing operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.

These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results, and (3) allow greater transparency with respect to information used by management in financial and operational decision making. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation. We have historically reported similar non-GAAP financial measures to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting at this time.

Non-GAAP to GAAP Reconciliation

NETAPP, INC.
RECONCILIATION OF NON-GAAP AND GAAP
IN THE CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except net income per share amounts)
(Unaudited)

	Three Months Ended
	July 27, 2012	April 27, 2012	July 29, 2011

SUMMARY RECONCILIATION OF NET INCOME
NET INCOME	$63.8	$180.7	$139.5

Adjustments:
Amortization of intangible assets	21.4	21.4	24.3
Stock-based compensation	79.2	59.8	58.1
Acquisition-related expense	-	2.4	10.2
Non-cash interest expense	14.3	14.2	13.7
Gain on investments	-	(0.6)	-
Income tax effect of non-GAAP adjustments	(22.3)	(25.5)	(23.5)

NON-GAAP NET INCOME	$156.4	$252.4	$222.3

DETAILED RECONCILIATION OF SPECIFIC ITEMS:

COST OF REVENUES	$594.5	$707.5	$561.3
Adjustments:
Amortization of intangible assets	(14.0)	(14.0)	(13.9)
Stock-based compensation	(7.4)	(5.3)	(5.0)
Acquisition-related expense	-	-	(5.4)

NON-GAAP COST OF REVENUES	$573.1	$688.2	$537.0

COST OF PRODUCT REVENUES	$452.2	$564.0	$437.4
Adjustments:
Amortization of intangible assets	(14.0)	(14.0)	(13.9)
Stock-based compensation	(1.8)	(1.3)	(1.1)
Acquisition-related expense	-	-	(5.4)

NON-GAAP COST OF PRODUCT REVENUES	$436.4	$548.7	$417.0

COST OF SERVICE REVENUES	$135.7	$136.7	$118.6
Adjustment:
Stock-based compensation	(5.6)	(4.0)	(3.9)

NON-GAAP COST OF SERVICE REVENUES	$130.1	$132.7	$114.7

GROSS PROFIT	$850.1	$995.0	$896.9
Adjustments:
Amortization of intangible assets	14.0	14.0	13.9
Stock-based compensation	7.4	5.3	5.0
Acquisition-related expense	-	-	5.4

NON-GAAP GROSS PROFIT	$871.5	$1,014.3	$921.2

SALES AND MARKETING EXPENSES	$482.9	$478.1	$454.8
Adjustments:
Amortization of intangible assets	(7.4)	(7.4)	(10.3)
Stock-based compensation	(39.0)	(29.5)	(28.6)

NON-GAAP SALES AND MARKETING EXPENSES	$436.5	$441.2	$415.9

RESEARCH AND DEVELOPMENT EXPENSES	$221.4	$221.6	$198.6
Adjustments:
Amortization of intangible assets	-	-	(0.1)
Stock-based compensation	(23.7)	(17.1)	(16.0)
Acquisition-related expense	-	-	(2.6)

NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$197.7	$204.5	$179.9

GENERAL AND ADMINISTRATIVE EXPENSES	$65.6	$71.5	$65.1
Adjustment:
Stock-based compensation	(9.1)	(7.9)	(8.5)

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$56.5	$63.6	$56.6

NETAPP, INC.
RECONCILIATION OF NON-GAAP AND GAAP
IN THE CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except net income per share amounts)
(Unaudited)

Three Months Ended
July 27, 2012	April 27, 2012	July 29, 2011

OPERATING EXPENSES	$769.9	$773.6	$720.7
Adjustments:
Amortization of intangible assets	(7.4)	(7.4)	(10.4)
Stock-based compensation	(71.8)	(54.5)	(53.1)
Acquisition-related expense	-	(2.4)	(4.8)

NON-GAAP OPERATING EXPENSES	$690.7	$709.3	$652.4

INCOME FROM OPERATIONS	$80.2	$221.4	$176.2
Adjustments:
Amortization of intangible assets	21.4	21.4	24.3
Stock-based compensation	79.2	59.8	58.1
Acquisition-related expense	-	2.4	10.2

NON-GAAP INCOME FROM OPERATIONS	$180.8	$305.0	$268.8

TOTAL OTHER EXPENSE, NET	$(6.0)	$(6.9)	$(9.1)
Adjustment:
Non-cash interest expense	14.3	14.2	13.7
Gain on investments	-	(0.6)	-

NON-GAAP TOTAL OTHER INCOME, NET	$8.3	$6.7	$4.6

INCOME BEFORE INCOME TAXES	$74.2	$214.5	$167.1
Adjustments:
Amortization of intangible assets	21.4	21.4	24.3
Stock-based compensation	79.2	59.8	58.1
Acquisition-related expense	-	2.4	10.2
Non-cash interest expense	14.3	14.2	13.7
Gain on investments	-	(0.6)	-

NON-GAAP INCOME BEFORE INCOME TAXES	$189.1	$311.7	$273.4

PROVISION FOR INCOME TAXES	$10.4	$33.8	$27.6
Adjustment:
Income tax effect of non-GAAP adjustments	22.3	25.5	23.5

NON-GAAP PROVISION FOR INCOME TAXES	$32.7	$59.3	$51.1

NET INCOME PER SHARE	$0.172	$0.473	$0.344

Adjustments:
Amortization of intangible assets	0.058	0.056	0.060
Stock-based compensation	0.213	0.157	0.143
Acquisition-related expense	-	0.006	0.025
Non-cash interest expense	0.038	0.037	0.034
Gain on investments	-	(0.001)	-
Income tax effect of non-GAAP adjustments	(0.060)	(0.067)	(0.058)

NON-GAAP NET INCOME PER SHARE	$0.421	$0.661	$0.548

Reg G Schedule
NETAPP, INC.
RECONCILIATION OF NON GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
SECOND QUARTER 2013
(Unaudited)

Second Quarter
2013

Non-GAAP Guidance - Net Income Per Share	$0.45 - $0.50

Adjustments of Specific Items to
Net Income Per Share for the Second
Quarter 2013:

Amortization of intangible assets	(0.06)
Stock-based compensation expense	(0.18)
Non-cash interest expense	(0.04)
Income tax effect	0.06
Total Adjustments	(0.22)

GAAP Guidance - Net Income Per Share	$0.23 - $0.28